SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 2, 2002

BLUE COAT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28139 (Commission File Number)	91-1715963 (I.R.S. Employer Identification Number)

650 Almanor Avenue
Sunnyvale, California 94085
(408) 220-2200
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

On September 30, 2002, Blue Coat Systems, Inc. (the “Company”) received a notice from a NASDAQ Listing Qualifications Panel stating that it had determined to continue the listing of the Company’s securities on the NASDAQ National Market. Further details regarding the hearing determination are contained in the Company’s press release dated October 2, 2002, attached as Exhibit 99.1 hereto.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS.

99.1    Press Release dated October 2, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: October 3, 2002	By:	/s/ ROBERT VERHEECKE
Robert Verheecke Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated October 2, 2002.